SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 29, 2005

KOMAG, INCORPORATED
(Exact name of registrant as specified in its charter)

California	0-16852	94-2914864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1710 Automation Parkway
San Jose, California 95131
(408) 576-2000
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
     On November 29, 2005, Komag, Incorporated and Komag USA (Malaysia) Sdn (collectively, “Komag”) entered into an amendment (“Amendment No. 2”) with Western Digital Technologies, Inc., a wholly owned subsidiary of Western Digital Corporation (“WDC”), to the Volume Purchase Agreement dated as of June 6, 2005 by and among WDC and Komag, as previously amended on July 22, 2005 (the “VPA”). The VPA provides for the supply of media from Komag to WDC on certain terms and conditions and Amendment No. 2 requires that Komag install additional capacity to supply an increased amount of media to WDC. The term of the Agreement under Amendment No. 2 is for the same period described in the VPA as amended on July 22, 2005.
     The above description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which will be filed as an exhibit to Komag’s next annual report on Form 10-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Komag, Incorporated (Registrant)
Dated: December 2, 2005	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless Senior Vice President, Chief Financial Officer